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                                                                    Exhibit 99.5

                                                                  Execution Copy


                            ASSET PURCHASE AGREEMENT

                          DATED AS OF JANUARY 31, 2004

                                  BY AND AMONG

                               QUOTESMITH.COM INC.

                          LIFE QUOTES ACQUISITION, INC.

                                KENNETH L. MANLEY

                                       AND

                                LIFE QUOTES, INC.

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                                TABLE OF CONTENTS

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ARTICLE I SALE OF ASSETS.........................................................2

     1.1    Purchase and Sale of Assets..........................................2

     1.2    Liabilities..........................................................4

     1.3    Purchase Price.......................................................5

     1.4    The Closing Payment and Preliminary Settlement Statement.............6

     1.5    Further Assurances; Post-Execution Cooperation.......................7

     1.6    Third-Party Consents.................................................8

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MANLEY..............9

     2.1    Organization of the Company..........................................9

     2.2    Authority............................................................9

     2.3    No Conflicts.........................................................9

     2.4    Governmental Approvals and Filings...................................9

     2.5    Books and Records...................................................10

     2.6    Financial Statements; Expenses......................................10

     2.7    Absence of Changes..................................................10

     2.8    No Undisclosed Liabilities..........................................11

     2.9    Taxes...............................................................11

     2.10   Legal Proceedings...................................................12

     2.11   Compliance With Laws and Orders.....................................13

     2.12   Benefit Plans; ERISA................................................13

     2.13   Real Property.......................................................14

     2.14   Tangible Personal Property..........................................14
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     2.15   Accounts Receivable.................................................14

     2.16   Work-in-Process.....................................................14

     2.17   Renewals............................................................14

     2.18   Intellectual Property Rights........................................14

     2.19   Contracts...........................................................15

     2.20   Licenses............................................................16

     2.21   Insurance...........................................................17

     2.22   Affiliate Transactions..............................................17

     2.23   Employees; Labor Relations..........................................17

     2.24   Environmental Matters...............................................18

     2.25   Business Forms and Policy Statements................................18

     2.26   No Guarantees.......................................................19

     2.27   Entire Business.....................................................19

     2.28   Brokers.............................................................19

     2.29   Commissions.........................................................19

     2.30   Disclosure..........................................................19

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................20

     3.1    Organization........................................................20

     3.2    Authority...........................................................20

     3.3    No Conflicts........................................................20

     3.4    Brokers.............................................................20

     3.5    Governmental Approvals and Filings..................................20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PARENT.........................21

     4.1    Organization........................................................21

     4.2    Authority...........................................................21
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     4.3    No Conflicts........................................................21

     4.4    Governmental Approvals and Filings..................................21

ARTICLE V CONDITIONS PRECEDENT..................................................22

     5.1    Conditions Precedent - General......................................22

     5.2    Conditions Precedent - the Purchaser................................22

     5.3    Conditions Precedent - the Company and Manley.......................23

ARTICLE VI CLOSING..............................................................24

     6.1    Closing and Closing Date............................................24

     6.2    Closing Documents - General.........................................24

     6.3    Closing Documents - The Company and Manley..........................25

     6.4    Closing Documents - Purchaser and Parent............................25

ARTICLE VII COVENANTS...........................................................25

     7.1    Pre-Closing Affirmative Covenants - Company and Manley..............26

     7.2    Pre-Closing Negative Covenants - Company and Manley.................26

     7.3    Pre -Closing Affirmative Covenants - Purchaser and Parent...........27

     7.4    Post-Closing Covenants..............................................27

     7.5    Due Diligence.......................................................28

     7.6    Cost of Financial Statements........................................29

     7.7    Sale and Use Taxes..................................................29

     7.8    Confidentiality.....................................................29

ARTICLE VIII LIMITATIONS........................................................29

     8.1    Disclaimers Regarding Warranties....................................29

     8.2    Reliance............................................................30

     8.3    Damages.............................................................30

ARTICLE IX SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS....30
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     9.1    Survival of Representations, Warranties, Covenants and Agreements...30

ARTICLE X INDEMNIFICATION.......................................................31

     10.1   Indemnification.....................................................31

     10.2   Method of Asserting Claims..........................................32

ARTICLE XI DEFINITIONS..........................................................35

     11.1   Definitions.........................................................35

     11.2   Interpretation......................................................41

ARTICLE XII MISCELLANEOUS.......................................................41

     12.1   Notices.............................................................41

     12.2   Entire Agreement....................................................42

     12.3   Expenses............................................................42

     12.4   Public Announcements................................................42

     12.5   Confidentiality.....................................................43

     12.6   Waiver..............................................................43

     12.7   Amendment...........................................................43

     12.8   No Third Party Beneficiary..........................................43

     12.9   No Assignment; Binding Effect.......................................43

     12.10  Headings............................................................43

     12.11  Invalid Provisions..................................................43

     12.12  Governing Law.......................................................43

     12.13  WAIVER OF JURY TRIAL................................................44

     12.14  Counterparts; Facsimile.............................................44

     12.15  Preparation and Review of Agreement.................................44
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                                    EXHIBITS

Exhibit A       Real Estate Agreement
Exhibit A-1     Lease Agreement
Exhibit B       Non-Competition Agreement
Exhibit C       Escrow Agreement
Exhibit D       Bill of Sale and Assumption Agreement
Exhibit E       Opinion of Company's Counsel
Exhibit F       Officer's Certificate of the Company
Exhibit G       Opinion of Duane Morris LLP
Exhibit H       Officer's Certificate of Purchaser
Exhibit I       Form of Preliminary Settlement Statement
Exhibit J       Option Shares
Exhibit K       Agreement

                                    SCHEDULES

1.1(a)(i)       Tangible Personal Property
1.1(a)(ii)      Personal Property Leases
1.1(a)(iii)     Assumed Contracts
1.1(a)(iv)      Prepaid Expenses
1.1(a)(v)       Intangible Personal Property
1.1(a)(vi)      Licenses

1.1(a)(viii)    Other Assets and Properties
1.1(a)(ix)      Accounts Receivable
1.1(a)(x)       Work-in-Process
1.1(a)(xi)      Renewals
1.1(b)          Excluded Assets
1.1(c)          Revenues/Expenses
1.2(a)(ii)      Accounts Payable
1.2(a)(iii)     Other Liabilities
1.2(b)          Excluded Liabilities
1.3(a)          Purchase Price Computation
2.3             No Conflicts
2.4             Governmental Approval and Filings
2.7             Absence of Changes
2.8             No Undisclosed Liabilities
2.10            Legal Proceedings
2.11            Compliance With Laws and Orders
2.12            Benefit Plans; ERISA
2.18            Intellectual Property Rights
2.19(a)         Contracts
2.19(c)         Termination Rights
2.20            Licenses
2.21            Insurance
2.22            Affiliate Transactions

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2.23            Employees; Labor Relations
2.29            Commissions
3.5             Governmental Approvals and Filings
4.4             Governmental Approvals and Filings
10.1(a)         Other Matters

                                       vi
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                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT, dated as of January 31, 2004 (this "AGREEMENT"), is made and entered into by and among Quotesmith.com Inc. (the "PARENT"), a Delaware corporation, Life Quotes Acquisition, Inc. (the "PURCHASER"), a Delaware corporation and a wholly-owned subsidiary of the Parent, Life Quotes, Inc. (the "COMPANY"), a Michigan corporation, and Kenneth
L. Manley ("MANLEY"). Capitalized terms not otherwise defined herein have the meanings set forth in SECTION 10.1.

                                    RECITALS

     A. The Company is a domestic insurance agency operating in all states throughout the United States of America (the "BUSINESS").

     B. The Company desires to sell, transfer and assign to the Purchaser, and the Purchaser desires to purchase and acquire from the Company, certain of the assets of the Company relating to the operation of the Business, and in connection therewith, the Purchaser has agreed to assume certain specifically identified liabilities of the Company relating to the Business, all on the terms set forth herein.

     C. Concurrently with the execution and delivery of this Agreement, The Kenneth L. Manley Revocable Trust dated as of June 10, 1987 (the "TRUST") and the Purchaser will enter into that certain Real Estate Purchase Agreement of even date herewith (the "REAL ESTATE AGREEMENT") substantially in the form attached hereto as EXHIBIT A, pursuant to which the Trust will sell, transfer and assign to the Purchaser, and the Purchaser will purchase and acquire from the Trust, the Real Property (defined below), for a purchase price not to exceed $5,000,000 in cash, so long as the third party appraisal is equal to or greater than $5,000,000.

     D. The Trust and Purchaser are also concurrently entering into a lease agreement of even date herewith, in the form attached hereto as EXHIBIT A-1, pursuant to which the Trust shall lease the Real Property to the Purchaser for $1 for the Interim Period (defined below).

     E. Manley is the sole shareholder of the Company and therefore will receive substantial benefits (financial and otherwise) from the transactions contemplated by this Agreement.

     F. On the Closing Date, Manley will enter into that certain Non-Competition Agreement dated as of the Closing Date (the "NON-COMPETITION AGREEMENT") by and among Manley, the Parent and the Purchaser substantially in the form attached hereto as EXHIBIT B.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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                                    ARTICLE I

                                 SALE OF ASSETS

     1.1    PURCHASE AND SALE OF ASSETS.

             (a) ASSETS TRANSFERRED. On the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser hereby agrees to purchase and acquire, free and clear of all Liens, all of the Company's right, title and interest in, to and under the following Assets and Properties of the Company used or held for use in the operation of the Business (collectively, the "ASSETS"), except as otherwise provided in SECTION 1.1(b), as of January 31, 2004 at 11:59 P.M. local time in Evergreen, Colorado (the "EFFECTIVE DATE"). Subject to the terms and conditions of this Agreement, the purchase and sale of the Assets shall be closed at a Closing held on the Closing Date under Article VI below, and shall be effective for all purposes as of the Effective Date.

             (i) TANGIBLE PERSONAL PROPERTY. All furniture, fixtures, equipment, machinery, office supplies, Business Forms and Policy Statements, brochures and other marketing materials and other tangible personal property used or held for use in the conduct of the Business at the locations at which the Business is conducted, or otherwise used or held for use or otherwise useful in the operation of the Business (including but not limited to the items listed in SECTION 1.1(a)(i) OF THE DISCLOSURE SCHEDULE) (the "TANGIBLE PERSONAL PROPERTY");

             (ii) PERSONAL PROPERTY LEASES. (A) The leases or subleases of Tangible Personal Property described in SECTION 1.1(a)(ii)(A) OF THE DISCLOSURE SCHEDULE as to which the Company is the lessor or sublessor and (B) the leases or subleases of Tangible Personal Property described in SECTION 1.1(a)(ii)(B) OF THE DISCLOSURE SCHEDULE as to which the Company is the lessee or sublessee, together with any options to purchase the underlying property;

             (iii) ASSUMED CONTRACTS. The Contracts listed in SECTION 1.1(a)(iii) OF THE DISCLOSURE SCHEDULE (the "ASSUMED CONTRACTS");

             (iv) PREPAID EXPENSES. All prepaid expenses (other than Taxes) relating to the Assets, including but not limited to the items listed in
       SECTION 1.1(a)(iv) OF THE DISCLOSURE SCHEDULE;

             (v) INTANGIBLE PERSONAL PROPERTY. All Intellectual Property used or held for use in the operation of the Business (including the Company's goodwill therein) and all rights, privileges, claims, causes of action and options relating or pertaining to the Business or the Assets, including the name "Life Quotes," any websites, domain names (including, "www.lifequotes.com") and including but not limited to the items listed in SECTION 1.1(a)(v) OF THE DISCLOSURE SCHEDULE;

             (vi) LICENSES. The licenses, permits, certificates of authority, authorizations, approvals, franchises and similar consents granted or issued by Governmental or

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       Regulatory Authorities as listed in SECTION 1.1(a)(vi) OF THE DISCLOSURE
       SCHEDULE (the "LICENSES");

             (vii) BOOKS AND RECORDS. Subject to SECTION 6.3(c) of this Agreement, all Books and Records used or held for use in the operation of the Business or otherwise relating to the Assets, including but not limited to, the Company's financial books and records (the "BUSINESS BOOKS AND RECORDS");

             (viii) OTHER ASSETS AND PROPERTIES. All other Assets and Properties of the Company used or held for use in the operation of the Business as specifically set forth on SECTION 1.1(a)(viii) OF THE DISCLOSURE SCHEDULE;

             (ix) ACCOUNTS RECEIVABLE. All rights to receive payments arising out of the conduct of the Business comprised of deferred and unpaid first year commissions on life insurance policies, together with all other trade accounts receivable, notes and other Indebtedness due or owed to the Company and arising out of the conduct of the Business and as specifically set forth on SECTION 1.1(a)(ix) OF THE DISCLOSURE SCHEDULE (the "ACCOUNTS RECEIVABLE");

             (x) WORK-IN-PROCESS. All pending life insurance policies and applications therefor actually submitted to insurance companies and not withdrawn or declined and in underwriting based on quotes and applications for life insurance actually submitted by customers and as specifically set forth on SECTION 1.1(a)(x) OF THE DISCLOSURE SCHEDULE (the "WORK-IN-PROCESS");

             (xi) INSURANCE RENEWALS. All rights to receive renewal payments, service fees and renewal policy fee bonuses from in-force life insurance policies as specifically set forth on SECTION 1.1(a)(xi) OF THE DISCLOSURE SCHEDULE (the "RENEWALS"); and

             (xii) all goodwill of the Business as a going concern.

             (b) EXCLUDED ASSETS. Notwithstanding anything in this Agreement to the contrary, the Company's rights under this Agreement and those items listed in SECTION 1.1 (b) OF THE DISCLOSURE SCHEDULE shall be excluded from and shall not constitute Assets, and shall be reserved to and retained by the Company.

             (c) REVENUES/EXPENSES. It is the specific intent of the parties to this Agreement that all income and revenue pertaining to the operation of the Business or the Assets paid by cash, check, wire transfer, credit or other means be allocated and belong to (i) the Company if earned prior to the Effective Date, and (ii) the Purchaser if earned after the Effective Date, regardless of the date the Company receives such income and revenue. For example, commissions paid on an insurance carrier's commission statements covering the period prior to the Effective Date belong to the Company, even if payment is received after the Effective Date, and commissions paid on an insurance carrier's commission statements covering the period after the Effective Date belong to the Purchaser regardless of when payment is actually received. In applying the foregoing, the total aggregate commissions, including bonus commissions, set forth in commission statements covering a time period that overlaps the Effective Date shall be prorated in the proportion that the number of days

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preceding the Effective Date bears to the number of days following the Effective
Date, as provided in the example set forth in Section 1.1(c) of the Disclosure Schedule. Similarly, it is the specific intent of the parties to this Agreement that all costs and expenses pertaining to the operation of the Business or the Assets be allocated to and borne by (iii) the Company if incurred prior to the Effective Date, and (iv) the Purchaser if incurred after the Effective Date. For example, expenses for advertising that is aired or run prior to the Effective Date shall be borne by the Company regardless of the date of the vendor's invoice or when payment is made, and expenses for advertising that is aired or run after the Effective Date shall be borne by the Purchaser regardless of the date of the vendor's invoice or when payment is made. All such income and revenue shall be collected and all such costs and expenses shall be allocated in accordance with the policies set forth in Section 1.1(c) of the Disclosure Schedule. Notwithstanding the foregoing, the allocation of income, revenues, costs and expenses under clauses (ii) and (iv) above shall be made at the Closing and accounted for under Section 1.4 of this Agreement in determining the Closing Payment (as defined herein) to be paid at Closing. In addition, ad valorem Taxes on the Tangible Personal Property will be prorated between the Company and the Purchaser as of the Effective Date such that the Purchaser bears such Taxes for the period after the Effective Date and the Company bears such Taxes for the period prior to the Effective Date.

             (d) RISK OF LOSS. Except as otherwise provided in this Agreement and subject to the Closing occurring, the Company assumes all risk of loss with respect to the Assets prior to the Effective Date and Purchaser assumes all risk of loss with respect to the Assets from and after the Effective Date. In order to effect the foregoing, the Company will cause the Purchaser to be named "loss payee" and "additional insured" on all certificates of insurance concerning the Business and the Assets as of the Effective Date.

     1.2    LIABILITIES.

             (a) ASSUMED LIABILITIES. In connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, the Purchaser shall, effective as of the Effective Date, but subject to Closing, assume and agree to pay, perform and discharge when due only the following specified listed obligations of the Company, as the same shall exist on the Effective Date (the "ASSUMED LIABILITIES"), and no others:

             (i) OBLIGATIONS UNDER ASSUMED CONTRACTS AND LICENSES. All obligations of the Company under the Assumed Contracts and Licenses arising and to be performed on or after the Effective Date, and excluding any such obligations arising or to be performed prior to the Effective Date; and

             (ii) ACCOUNTS PAYABLE. All obligations of the Company with respect to accounts payable listed in SECTION 1.2(a)(ii) OF THE DISCLOSURE SCHEDULE.

             (iii) OTHER LIABILITIES. All other liabilities specifically listed in SECTION 1.2(a)(iii) OF THE DISCLOSURE SCHEDULE.

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             (b)   EXCLUDED LIABILITIES. Notwithstanding anything to the
contrary contained in this Agreement, and regardless of whether such liability is disclosed in this Agreement or on any schedule or exhibit hereto or thereto, the Purchaser shall not assume, agree to pay, perform or discharge or in any way be responsible for any Excluded Liabilities. As used herein, the term "Excluded Liabilities" means any and all debts, liabilities or obligations of the Company, of any kind or nature whatsoever other than the Assumed Liabilities (whether due or to become due, fixed or unfixed, choate or inchoate, secured or unsecured, absolute or contingent, direct or indirect, asserted or unasserted, known or unknown, and regardless of whether such debts, liabilities or obligations relate to the Business or the Assets). Unless such items are otherwise specifically included in the Assumed Liabilities, the Excluded Liabilities shall include, without limitation, (i) any liabilities or obligations whatsoever relating, directly or indirectly, to any Excluded Assets, including without limitation, any trade creditors, payroll or payroll tax liabilities, payments due to any current or former employee of the Company for amounts due under any Benefit Plan, bonus plan or incentive arrangement, income tax liabilities, severance liabilities to any current or former employees of the Company, or liabilities with respect to any vacation pay or 401(a) contribution of such employees, (ii) any environmental or product liability claims arising out of or relating to the past, present or future operations of the Company or with respect to contamination of the Real Property that occurred prior to the Closing Date,
(iii) any contractual obligations or liabilities relating to any existing facilities used in connection with the Business or the Assets, (iv) any liability of the Company for Taxes, costs and expenses incurred in connection with this Agreement, (v) the liability of the Company under any "bulk sales" or similar law or statute relating to the transfer of the Assets hereunder, (vi) any liability for Taxes (A) imposed on the Company or Manley at any time, or (B) attributable to the operation of the Business, with respect to any period (or a portion thereof) ending on or prior to the Effective Date, and (vii) the items listed on SECTION 1.2(b) OF THE DISCLOSURE SCHEDULE.

     1.3    PURCHASE PRICE.

             (a) Subject to the terms and conditions of this Agreement, the Purchaser shall acquire the Assets in exchange for (i) assuming the Assumed Liabilities and (ii) a payment of Thirteen Million, Three Hundred Ninety Five Thousand and No/100 Dollars ($13,395,000) (the "PURCHASE PRICE") in cash in immediately available funds. The Purchase Price shall be paid by the Purchaser to the Company on the Closing Date. Notwithstanding the foregoing, Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) (the "Escrowed Amount") shall be deposited with the Escrow Agent in accordance with the terms of the Escrow Agreement in the form attached hereto as EXHIBIT C and released in accordance with the terms of the Escrow Agreement and SECTION 1.3(c). The allocation of the Purchase Price among the Assets shall be made in accordance with Section 1060 of the Code. Except for the payment of the Purchase Price, the Closing Payment and payment to the Trust for the Real Property in accordance with the Real Estate Agreement, there is no additional consideration paid or due to the Company, the Trust or anyone else.

             (b) The Purchase Price is allocated among the Assets in accordance with the methodology contained in Section 1060 of the Code. Each party hereto agrees to complete jointly and to file separately IRS Form 8594 with its federal Tax Return consistent with such allocation for the tax year in which the Closing occurs, to file, or cause to be filed, all other

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Tax Returns in a manner consistent with such allocation, and not to take any actions inconsistent therewith.

             (c) The Escrowed Amount shall be deposited with the Escrow Agent on the Closing Date. Within thirty days after the one year anniversary of the Closing Date, the Purchaser shall deliver to the Company a statement evidencing the dollar amount of the Accounts Receivable collected by the Purchaser during such one year period (the "COLLECTED RECEIVABLES"). If the Collected Receivables as of such one year anniversary date exceed the sum of Two Million Four Hundred Fifty Thousand and No/100 Dollars ($2,450,000), then the Escrowed Amount shall promptly be released to the Company in accordance with the terms of the Escrow Agreement and the Purchaser shall retain the amount by which Collected Receivables exceeds $2,450,000. If the Collected Receivables are less than the sum of Two Million Four Hundred Fifty Thousand and No/100 Dollars ($2,450,000.00), then the difference (the "Shortfall Amount"), shall promptly be paid to the Purchaser from the Escrowed Amount and the remainder of the Escrowed Amount after Purchaser is so paid shall promptly be paid to the Company, all such payments to be made in accordance with the terms of the Escrow Agreement. If the Shortfall exceeds the Escrowed Amount, the Purchaser shall be entitled to the entire Escrowed Amount but shall have no right to recover any excess from the Company or Manley.

     1.4    THE CLOSING PAYMENT AND PRELIMINARY SETTLEMENT STATEMENT.

             (a) Subject to Section 1.4(b) and Section 1.4(c) hereof, the parties shall account for all income and revenue and for all costs and expenses pertaining to the Assets and the Business during the period commencing on the Effective Date and continuing until the Closing Date (the "INTERIM PERIOD") in accordance with this Section 1.4(a). Such accounting shall be in accordance with
SECTION 1.1(c) OF THE DISCLOSURE SCHEDULE. Company's Credits shall include revenues earned by the Company minus expenses borne by the Company in accordance with SECTION 1.1(c) OF THE DISCLOSURE SCHEDULE. Purchaser's Credits shall include revenues earned by the Purchaser minus expenses borne by the Purchaser in accordance with SECTION 1.1(c) OF THE DISCLOSURE SCHEDULE. If as a result of such accounting, Purchaser Credits exceed Company's Credits, then the Company shall pay the amount of the positive difference to the Purchaser, or (ii) Company's Credits exceed Purchaser Credits, then the Purchaser shall pay the amount of the positive difference to the Company (such amount as the case may be is hereinafter referred to as the "CLOSING PAYMENT").

             (b) Not later than ten (10) business days prior to the scheduled Closing Date (such ten-day period is the "Statement Period"), the Company shall prepare, execute and deliver a preliminary settlement statement (the "PRELIMINARY SETTLEMENT STATEMENT") in the form attached hereto as EXHIBIT I. The Preliminary Settlement Statement shall set forth the Closing Payment and the calculation thereof used in determining the Closing Payment.

            Upon receipt of the Preliminary Settlement Statement, the Purchaser (and at Purchaser's sole expense, independent certified public accountants chosen and hired by the Purchaser) shall be permitted during the succeeding five
(5) day period to examine, and the Company and Manley shall make available, the books, records and work papers relied upon by the Company in preparing the Preliminary Settlement Statement. As promptly as practicable,

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and in no event later than the last day of such five (5) day period, the
Purchaser shall either inform the Company and Manley in writing that the Preliminary Settlement Statement is acceptable or object to the Preliminary Settlement Statement by delivering to Company and Manley a written notice of disagreement (the "NOTICE OF DISAGREEMENT"). Any Notice of Disagreement shall specify in reasonable detail the nature of such disagreement and set forth the amount of the Closing Payment determined by the Purchaser' and the calculation thereof.

            If the Purchaser shall fail to deliver a Notice of Disagreement within such five (5) day period, the Preliminary Settlement Statement shall be deemed to have been accepted by the Purchaser and shall constitute the final settlement statement (the "FINAL SETTLEMENT STATEMENT") and the Company or the Purchaser, as the case may be, shall promptly pay the Closing Payment to the other party. If a Notice of Disagreement is delivered, Purchaser and the Company shall attempt in good faith to resolve any dispute within ten (10) days after delivery. If the Company and the Purchaser are unable to resolve the dispute within such ten (10) days, the Purchaser and the Company shall engage a mutually selected and acceptable independent accounting firm of national or regional reputation that has not previously performed services for any of the parties (the "ARBITRATING ACCOUNTANT"). The Arbitrating Accountant's resolution of the dispute shall be conclusive and binding upon the parties and nonappealable. The Arbitrating Accountant shall allocate its costs and expenses between the Purchaser, on the one hand, and the Company, on the other hand, based upon the percentage that the portion of the contested amount not awarded to each party bears to the amount actually contested by such party.

     The foregoing notwithstanding (i) if the difference between the Closing Payment due as determined by the Company and by the Purchaser is less than $5,000, then the amount of the Closing Payment shall be the arithmetic average of the two.

     Not later than thirty (30) calendar days after the Closing Date, the Company shall prepare, execute and deliver a settlement statement in the form of
EXHIBIT I for the Statement Period. The Company and the Purchaser shall use the same procedures outlined in this Section 1.4(b) to resolve disputes and finalize the Settlement Statement for the Statement Period.

             (c) After resolution of all disputes related thereto, the Company or the Purchaser, as the case may be, shall promptly pay the Closing Payment and the payment due under the Statement Period to the other party.

     1.5    FURTHER ASSURANCES; POST-EXECUTION COOPERATION.

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             (a)   At any time and from time to time after the date hereof, at the request of a party hereto and without further consideration, the other parties hereto shall execute and deliver to the requesting party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as the requesting party may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to the Purchaser, and to confirm the Purchaser's title to, all of the Assets, and, to the full extent permitted by Law, to put the Purchaser in actual possession and operating control of the Business and the Assets and to assist the Purchaser in exercising all rights with respect thereto, and otherwise to cause the parties to fulfill their respective obligations under this Agreement.

             (b) Subject to Closing having occurred and effective as of the Closing Date, the Company hereby constitutes and appoints the Purchaser the true and lawful attorney of the Company, with full power of substitution, in the name of the Company or the Purchaser, but on behalf of and for the benefit of the
Purchaser: (i) to demand and receive from time to time any and all the Assets sold to Purchaser and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that the Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through
(iii) as the Purchaser shall deem desirable. The Company hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason.

             (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Assets not referred to above, and such information, documents or records are in the possession or control of the other party, such other party shall use its reasonable best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by a party in accordance with this SECTION 1.5(c) shall be held confidential by such party in accordance with SECTION 12.5.

             (d) At Closing, or as soon as reasonably practicable thereafter, Purchaser and Company shall cooperate to transfer the entire content of the "lifequotes.com" URL server farm, with minimal website interruption, to an internet service provider mutually acceptable to both Company and Purchaser. Purchaser shall bear any costs associated with such transfer.

     1.6 THIRD-PARTY CONSENTS. To the extent that any Assumed Contract or License is not assignable without the consent of another party, each of the Company and Manley shall use its or his respective best efforts to obtain the consent of such other party to the assignment of any such Assumed Contract or License to the Purchaser in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, each of the Company and Manley shall cooperate with the Purchaser in any reasonable arrangement designed to provide for the Purchaser the benefits intended to be assigned to the Purchaser under the relevant

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Assumed Contract or License, including enforcement at the cost and for the account of the Purchaser of any and all rights of the Company against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, the Purchaser shall have no obligation pursuant to Section 1.2 or otherwise with respect to any such Assumed Contract or License.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                            OF THE COMPANY AND MANLEY

     The Company and Manley hereby jointly and severally represent and warrant to the Purchaser as follows:

     2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan and has full power and authority to conduct the Business as and to the extent now conducted and to own, use and lease the Assets.

     2.2 AUTHORITY. The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation, to sell and transfer the Assets pursuant to this Agreement. The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by Manley as the sole shareholder of the Company and by the Board of Directors of the Company, no other action being necessary. This Agreement has been duly and validly executed and delivered by each of the Company and Manley and constitutes legal, valid and binding obligations of each of the Company and Manley enforceable against each of the Company and Manley in accordance with its terms. Upon payment of the Purchase Price to the Company, Purchaser will be vested with good and marketable title to the Assets, free and clear of all Liens.

     2.3 NO CONFLICTS. The execution, delivery and consummation by each of the Company and Manley of this Agreement does not, and the performance by each of the Company and Manley of their respective obligations under this Agreement will not:

             (a) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in SECTION 2.4 OF THE DISCLOSURE SCHEDULE, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Manley, the Company or any of the Company's Assets and Properties; or

             (b) except as disclosed in SECTION 2.3 OF THE DISCLOSURE SCHEDULE, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, or
(iii) require either the Company or Manley to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person under the terms of, any Contract or License to which either the Company or Manley is a party or by which any of the Assets and Properties is bound.

     2.4    GOVERNMENTAL APPROVALS AND FILINGS.

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             (a)   Except as disclosed in SECTION 2.4 OF THE DISCLOSURE
SCHEDULE, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of each of the Company or Manley is required in connection with the execution, delivery, performance and consummation of this Agreement.

             (b) All Governmental or Regulatory Authority authorizations, consents or similar approval that are a requirement for the consummation of this Agreement have been delivered to Purchaser.

     2.5 BOOKS AND RECORDS. The Business Books and Records and the Business Forms and Policy Statements, as recorded, stored, or otherwise maintained or held (whether by means of electronic, mechanical or photographic process, whether computerized or not), are under the exclusive ownership and direct control of the Company.

     2.6    FINANCIAL STATEMENTS; EXPENSES.

            The Company has delivered to the Purchaser true and complete copies of audited balance sheets of the Company as of December 31, 2003 and December 31, 2002, and related audited consolidated statements of operations and cash flows, including all schedules and applicable notes thereto, for each of the fiscal years then ended, prepared by Cannon & Schleicher, C.P.A. (the "COMPANY FINANCIAL STATEMENTS"), together with all letters from such accountants with respect to the results of such audits. Ernst & Young, the auditor of Parent, will use the Company Financial Statements to prepare audited financial statements for the Parent and the Purchaser (the "ANNUAL FINANCIAL STATEMENTS"). Except as set forth in the notes thereto, the Company Financial Statements were prepared from the Business Books and Records of the Company in accordance with GAAP, are complete and accurate in all material respects and fairly present the consolidated financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby.

     2.7 ABSENCE OF CHANGES. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on the date hereof, since the Annual Financial Statement Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Condition of the Business or the Company or the Assets. Without limiting the foregoing, except as disclosed in SECTION 2.7 OF THE DISCLOSURE SCHEDULE, there has not occurred, between the Annual Financial Statement Date and the date hereof, any of the following:

             (a) (i) any increase in the salary, wages or other compensation of any Employee whose annual salary is, or after giving effect to such change would be, $5,000 or more; (ii) any establishment or modification of salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment Contract or other compensation arrangement with or for Employees; or (iii) any adoption, entering into, amendment, modification or termination (partial or complete) of any Benefit Plan except to the extent required by applicable Law;

             (b) (i) incurrences by the Company of Indebtedness with respect to the Assets in an aggregate principal amount exceeding $5,000 (excluding Indebtedness incurred by the Company in the ordinary course of its business with trade creditors), or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company under, any Indebtedness of or owing to the Company with respect to the conduct of the Business;

             (c) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the Assets in an aggregate amount exceeding $5,000;

             (d) (i) any acquisition or disposition of any Assets and Properties used or held for use in the conduct of the Business, other than acquisitions or dispositions not exceeding $5,000 in the aggregate; or (ii) any creation or incurrence of a Lien on any Assets and Properties used or held in the conduct of the Business;

             (e) any entering into of an agreement to do or engage in any of the foregoing; or

             (f) any other transaction involving or development affecting the Business or the Assets outside the ordinary course of business.

     2.8 NO UNDISCLOSED LIABILITIES. Except as disclosed in Section 2.8 OF THE DISCLOSURE SCHEDULE, there are no Liabilities against, relating to or affecting the Assets or the Business other than Liabilities incurred in the ordinary course of business consistent with past practice, which in the aggregate are not material to the Condition of the Business.

     2.9    TAXES.

             (a) (i) The Company has duly and timely filed or caused to be filed all Tax Returns which are required to be filed by it or which relate to the Assets or the Business and has paid all Taxes shown as due on such Tax Returns or pursuant to any assessments received by it, and all such Tax Returns are correct and complete in all material respects, (ii) all Taxes owed by the Company, or that if unpaid may become chargeable as a Lien upon any of the Assets, whether or not shown on any Tax Return, have been paid in full and the provisions for current Taxes made on the Company Financial Statements are sufficient for the payment of all accrued and unpaid Taxes not yet due and payable as of such date, other than Taxes which are being contested in good faith and by appropriate proceedings and as to which the Company has set aside on its books and records adequate reserves, and (iii) all monies required to be withheld by the Company from employees, independent contractors, creditors or other third parties for Taxes (including without limitation for income, Social Security or unemployment insurance Taxes) have been collected or withheld, and either duly or timely paid to the appropriate Taxing Authorities or set aside in accounts for such purposes and reflected on the Company Financial Statements.

             (b) No agreement or other document extending, or having the effect of extending, the time for filing any Tax Return or the period of assessment or collection of any Taxes, and no power of attorney with respect to any such Taxes, has been filed with the IRS or any other Taxing Authority by, on behalf of or with respect to the Company, the Assets or the Business.

             (c) (i) There are no Taxes relating to the Company, the Assets or the Business asserted in writing by any Taxing Authority to be due and (ii) no issue has been raised in writing by any Taxing Authority in the course of any audit with respect to Taxes relating to the Company, the Assets or the Business. No Taxes relating to the Company, the Assets or the Business are currently under audit by any Taxing Authority. Neither the IRS nor any other Taxing Authority is now asserting or, to the best Knowledge of the Company, threatening to assert against the Company any deficiency or claim for additional Taxes or any adjustment of Taxes, and the Company has no Knowledge of any reasonable basis for any such assertion.

             (d) The Company has not received any notice nor does the Company have any Knowledge of any claim by any Taxing Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax. None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Section 280G of the Code. The Company does not have liability for Taxes of any person as a transferee or successor, by contract, or otherwise.

             (e) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the date hereof as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the date hereof, (ii) "closing agreement" as described in Code Section 712l (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the date hereof; (iii) installment sale or open transaction disposition made on or prior the date hereof, or (iv) prepaid amount received on or prior to the date hereof.

             (f) The Company has been properly classified as a subchapter S corporation for federal income tax purposes since its incorporation on October 17, 1979.

     2.10 LEGAL PROCEEDINGS. Except as disclosed in SECTION 2.10 OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below):

             (a) there are no Actions or Proceedings pending or threatened against, relating to or affecting each of the Company or Manley with respect to the Business or any of its Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to the Purchaser, or (ii) if determined adversely to the Company or Manley, could reasonably be expected to result in (x) any injunction or other equitable relief that would interfere in any material respect with the Business or (y) Losses by the Company, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $5,000.

             (b) there are no facts or circumstances that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

             (c) there are no Orders outstanding against the Company or Manley with respect to the Assets or the Business.

The Company has delivered to the Purchaser true and complete copies of all responses of counsel to auditors' requests for information delivered in connection with the Financial Statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Assets.

     2.11 COMPLIANCE WITH LAWS AND ORDERS. Except as disclosed in SECTION 2.11 OF THE DISCLOSURE SCHEDULE, neither the Company nor Manley has at any time within the last five (5) years been, nor has either received any notice that either is or has at any time within the last five (5) years been, in violation of or in default under, in any respect, any Law or Order applicable to the Business or the Assets. In particular, except as set forth in Section 2.11 of the Disclosure Schedule, neither the Company nor Manley is, nor has either the Company nor Manley received any notice that either is in violation, not previously resolved without any ongoing liability, of the rules or regulations of any Governmental or Regulatory Authorities, with respect to the Business or the Assets. If any such notices have been received and not resolved without ongoing liability, each of the Company and Manley has disclosed its receipt and disposition to the Purchaser in writing prior to the execution of this Agreement.

     2.12 BENEFIT PLANS; ERISA. Except as set forth in SECTION 2.12 OF THE DISCLOSURE SCHEDULE:

             (a) each Benefit Plan and the administration thereof complies, and has at all times complied, in all material respects with the requirements of all applicable Laws, including ERISA and the Code;

             (b) each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times since the date of its adoption been so qualified for favorable tax treatment under Section 401(a) of the Code;

             (c) the Company is not now, and at no time has been, a member of a controlled group, as defined in Section 412(n)(6)(B) of the Code, with any other enterprise;

             (d) the Company does not presently maintain or contribute to, and at no time has maintained or contributed to, any single-employer plan (within the meaning of Section 3(41) of ERISA) or any multiemployer plan (within the meaning of Section 3(37) of ERISA) subject to Title IV of ERISA, and there are no circumstances pursuant to which the Company could have liability to any party under Title IV of ERISA;

             (e) the Company has not incurred any material liability for any tax imposed under Section 4971 through 4980B of the Code or civil liability under Section 502(i) or (1) of ERISA;

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             (f)   no Benefit Plan provides health or death benefit coverage
beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code;

             (g) no Actions or Proceedings (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought against or with respect to any Benefit Plan; and

             (h) all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made as of the Effective Date, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP.

     2.13 REAL PROPERTY. The Real Property and the improvements thereon located at 32045 Castle Court, Evergreen, Colorado (the "Real Property") and to be purchased from the Trust concurrently with this Agreement pursuant to the Real Estate Agreement is the only real property used or held for use in the operation of the Business. The Company does not own any real property. The only real property leased by the Company is the Real Property. The Trust owns the Real Property. The Company leases the Real Property from the Trust from month to month under an oral lease, which lease is in full force and effect.

     2.14 TANGIBLE PERSONAL PROPERTY. SECTION 1.1(a)(i) OF THE DISCLOSURE SCHEDULE sets forth all of the Tangible Personal Property as of the Effective Date. The Company is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all the Tangible Personal Property. The Tangible Personal Property is free and clear of all Liens, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

     2.15 ACCOUNTS RECEIVABLE. Subject to Section 1.1(b), SECTION 1.1(a)(ix) OF THE DISCLOSURE SCHEDULE sets forth all of the Accounts Receivable as of the Effective Date. The Company has all right, title and interest in the Accounts Receivable, free and clear of all Liens. The Accounts Receivable are and shall be valid receivables, and are and shall be subject to no valid counterclaims or setoffs in excess of any reserves therefor, as disclosed in the Company Financial Statements.

     2.16 WORK-IN-PROCESS. SECTION 1.1(a)(x) OF THE DISCLOSURE SCHEDULE sets forth all of the Work-in-Process as of the Effective Date. The Company has all right, title and interest in the Work-in-Process, free and clear of all Liens. All Work-in-Process are and shall be valid pending applications for life insurance policies in connection with the Business.

     2.17 RENEWALS. SECTION 1.1(a)(xi) OF THE DISCLOSURE SCHEDULE sets forth all of the Renewals as of the Effective Date. The Company has all right, title and interest in the Renewals, free and clear of all Liens. The Renewals are and shall be valid rights to receive insurance payments and service fees under existing in-force life insurance policies in connection with the Business.

     2.18   INTELLECTUAL PROPERTY RIGHTS.

             (a) The Company has interests in or uses only the Intellectual Property disclosed in SECTION L.1(a)(v) OF THE DISCLOSURE SCHEDULE in connection with the conduct of the Business, each of which the Company either has all right, title and interest in or a valid and binding license to use. No other Intellectual Property is used or necessary in the conduct of the Business.

             (b) Except as disclosed in SECTION 2.18 OF THE DISCLOSURE SCHEDULE, (i) the Company has the exclusive right to use the Intellectual Property disclosed in SECTION 1.1(a)(v) OF THE DISCLOSURE SCHEDULE and the Company has not granted to any third Persons, nor are there any third Persons who claim to have been granted, the rights to any Intellectual Property, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by the Company in respect of such Intellectual Property, (iv) the Company has delivered to the Purchaser documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) the Company has taken all reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets in respect of the Assets, (vi) the Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property and (vii) the Intellectual Property is not being infringed by any other Person. The Company has not received notice that the Company's use of the Intellectual Property or any other aspect of the Company's conduct of the Business, is infringing any Intellectual Property Rights of any other Person, no such claim is pending or has been made to such effect that has not been resolved and the Company is not infringing any Intellectual Property Rights of any other Person in connection with the use of the Intellectual Property or any other aspect of the Company's conduct of the Business.

     2.19   CONTRACTS.

             (a) SECTION 2.19(a) OF THE DISCLOSURE SCHEDULE contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if oral, reasonably complete and accurate written descriptions) of which, together with all amendments and supplements thereto and all waivers of any terms thereof have been delivered to the Purchaser to which the Company is a party or by which any of the Assets is bound:

             (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term to any independent contractor or Employee, the name, position and rate of compensation of each Employee party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications, practices or courses of conduct (excluding Benefit Plans and not embodied in a Contract) involving an obligation of the Company to make payments in any year to any independent contractor or Employee exceeding $5,000 or any group of independent contractors or Employees exceeding $5,000 in the aggregate;

             (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company to engage in any business activity or compete with any Person in connection with the Assets or the Business or prohibiting or limiting the ability of any Person to compete with the Company in connection with the Assets;

             (iii) all partnership, joint venture or other similar Contracts with any Person in connection with the Assets or the Business;

             (iv) all Contracts with suppliers, service providers and other vendors with whom the Company deals in connection with the Assets or the Business;

             (v) all Contracts relating to the future disposition or acquisition of any Assets or the Business; and

             (vi) all other Contracts with respect to the Assets or the Business that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company of more than $5,000 and (B) cannot be terminated within ninety (90) calendar days after giving notice of termination without resulting in any material cost or penalty to the Company.

             (b) Each Contract required to be disclosed in SECTION 2.19(a) OF THE DISCLOSURE SCHEDULE is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and neither the Company nor any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

             (c) Except as disclosed in SECTION 2.19(c) OF THE DISCLOSURE SCHEDULE, (i) the execution, delivery, performance and consummation by the Company of this Agreement will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon the Company or any of its Assets and Properties under, any Assumed Contract, and (ii) the Company is not a party to or bound by any Assumed Contract that has been, individually or in the aggregate with any other Assumed Contract, materially adverse to the Condition of the Business.

     2.20 LICENSES. SECTION 1.1(a)(vi) OF THE DISCLOSURE SCHEDULE contains a true and complete list of all Licenses used or held for use in the Business, setting forth the function and the effective and renewal date of each. The Company has delivered to the Purchaser true and complete copies of all such Licenses. Except as disclosed in SECTION 2.20 OF THE DISCLOSURE SCHEDULE:

             (a) the Company owns or validly holds all Licenses to conduct the Business;

             (b) each License and authorization is valid, binding and in full force and effect, and no License has lapsed or been revoked since January 1, 1998;

             (c) the Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any License; and

             (d) the execution, delivery, performance and consummation by the Company of this Agreement will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon the Company or any of the Assets and Properties under, any License.

     2.21 INSURANCE. SECTION 2.21 OF THE DISCLOSURE SCHEDULE contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and a brief description of the interests insured thereby) of all liability, property, workers' compensation and other insurance policies currently in effect that insure the Business, the Employees or the Assets and Properties. Each such insurance policy is valid and binding and in full force and effect and the Company has not received any notice of cancellation, termination or non-renewal in respect of any such policy or is in default thereunder.

     2.22 AFFILIATE TRANSACTIONS. Except as listed in SECTION 2.22 OF THE DISCLOSURE SCHEDULE, no officer, director, Affiliate or Associate of the Company or any Associate of any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities used or held for use in connection with the Company and the Company does not provide or cause to be provided any Assets, services or facilities to any such officer, director, Affiliate or Associate. There are no shared facilities or services, which are used in connection with any business or operation of any of the Company's Affiliates or Associates other than the Business.

     2.23   EMPLOYEES; LABOR RELATIONS.

             (a) SECTION 2.23 OF THE DISCLOSURE SCHEDULE contains a list of the name of each Employee, together with such Employee's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such Employee in effect on such date. The Company has not received any information that would lead it to believe that any such Employees will or may cease to be Employees, or will refuse offers of employment from the Purchaser, because of the consummation of this Agreement.

             (b) Except as disclosed in SECTION 2.23 OF THE DISCLOSURE SCHEDULE, (i) no Employee is presently a member of a collective bargaining unit and there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees, and (ii) no unfair labor practice complaint or sex or age discrimination claim has been brought during the last five years against the Company with respect to the conduct of the Business before the National Labor Relations Board or any other Governmental or Regulatory Authority. Since January 1, 1998, there has been no work stoppage, strike or other concerted action by employees of the Company engaged in the Business. The Company has complied in

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all respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours and collective bargaining.

     2.24   ENVIRONMENTAL MATTERS.

             (a) The Company is not required under applicable Environmental Laws to maintain any Licenses in respect of the Business or the Assets. The Company has conducted the Business in compliance in all respects with the terms and conditions of all applicable Environmental Law.

             (b) The Company has not handled any Hazardous Material on the Real Property; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos is or has been present, (iii) there are no underground storage tanks, active or abandoned, and (iv) no Hazardous Material has been treated, stored, recycled, transported, disposed of or "released" as defined in 42 U.S.C. Section 9601(22) (collectively, a "RELEASE") in a quantity reportable under, or in violation of, any Environmental Law, at, on or under the property during any period that the Company leased such property or prior thereto.

             (c) The Company has not transported or arranged for the transportation of any Hazardous Material to any location that could lead to claims against the Purchaser for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under CERCLA.

             (d) No oral or written notification of a Release of a Hazardous Material in connection with the operation of the Business has been filed by or on behalf of the Company and the Real Property is not listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

             (e) There are no Liens arising under or pursuant to any Environmental Law or Order on the Real Property, and no action of any Governmental or Regulatory Authority has been taken or is in process which could subject the Real Property to such Liens, and no notice or restriction relating to the presence of Hazardous Material at, on or under the Real Property would be required to be placed in any deed to such property.

             (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, the Company in relation to the Real Property, which have not been delivered to the Purchaser prior to the execution of this Agreement.

     2.25 BUSINESS FORMS AND POLICY STATEMENTS. The Company has delivered to the Purchaser true and complete copies of all Business Forms and Policy Statements. The Business has been conducted in accordance with the Business Forms and Policy Statements and all relevant standards imposed by applicable Governmental and Regulatory Authorities and other applicable Laws. The Company has submitted all reports, audits and other information, whether periodic in nature or pursuant to specific requests, for the Business to all Governmental or Regulatory Authorities, which were so requested. All forms and records of the Business have

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been prepared, completed, maintained and filed in all respects in accordance with all applicable Laws, and are true and correct in all respects.

     2.26 NO GUARANTEES. No Liability of the Business related to the Assets, or of the Company incurred in connection with the conduct of the Business, is guaranteed by or subject to a similar contingent obligation of any other Person, nor has the Company guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any Person with whom the Company or Manley has significant business relationships in the conduct of the Business.

     2.27 ENTIRE BUSINESS. The sale of the Assets by the Company to the Purchaser pursuant to this Agreement will effectively convey to the Purchaser all of the tangible and intangible property used or held by or necessary to the Company (whether owned, leased or held under license by the Company, by any of the Company's Affiliates or Associates or by others) in connection with the conduct of the Business as heretofore conducted by the Company (except for the Excluded Assets) including, without limitation, all tangible Assets and Properties of the Company reflected in the balance sheet included in the Company Financial Statements and Assets and Properties acquired since the Annual Financial Statement Date in the conduct of the Business, other than Assets and Properties disposed of since such date, consistent with Section 2.7 and the Excluded Assets. There are no shared facilities or services, which are used in connection with any business or other operations of any of the Company's Affiliates or Associates other than the Business.

     2.28 BROKERS. All negotiations relative to the consummation of this Agreement have been carried out by the Company or Manley directly with the Purchaser without the intervention of any Person on behalf of the Company in such manner as to give rise to any claim by any Person against the Purchaser for a finder's fee, brokerage commission or similar payment.

     2.29 COMMISSIONS. The aggregate gross revenue received by the Company attributable to the Business and the identity of all insurance companies during calendar years 2001, 2002 and 2003 are listed in SECTION 2.29 OF THE DISCLOSURE SCHEDULE. SECTION 2.29 OF THE DISCLOSURE SCHEDULE also lists all commissions and insurance companies that owe such commissions that are outstanding under all insurance policies generated by the Company as of the Effective Date. All insurance brokerage or agency business placed by all employees, brokers, sub-brokers or agents of the Company have been placed by them through and in the name of the Company and all commissions on such business have been paid to and are the property of the Company. None of the insurance sales agents, brokers, sub-brokers or employees of the Company have indicated a desire to terminate their relationship with the Company.

     2.30 DISCLOSURE. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to the Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to Manley and the Company as follows:

     3.1 ORGANIZATION. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has full power and authority to enter into and consummate this Agreement and to perform its obligations hereunder.

     3.2 AUTHORITY. The Purchaser has the full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation, to purchase the Assets pursuant to this Agreement. The execution, delivery and consummation by the Purchaser of this Agreement, and the performance by the Purchaser of its obligations hereunder, have been duly and validly authorized by the board of directors of the Purchaser, no other action on the part of the Purchaser being necessary. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms.

     3.3 NO CONFLICTS. The execution, delivery and consummation by the Purchaser of this Agreement, the performance by the Purchaser of its obligations under this Agreement will not:

             (a) conflict with or result in a violation or breach of (i) the Certificate of Incorporation of Bylaws of the Purchaser, or (ii) any term or provision of any Law or Order applicable to the Purchaser; or

             (b) (i) conflict with or result in a violation or breach of (ii) constitute (with or without notice or lapse of time or both) a default under, or
(iii) request the Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to, any Person, as a result or under the terms of any contract or license to which Purchaser is a party or by which any of its assets or properties is bound.

     3.4 BROKERS. All negotiations relative to this Agreement and the transactions consummated hereby have been carried out by the Purchaser directly with the Company without the intervention of any Person on behalf of the Purchaser in such manner as to give rise to any claim by any Person against the Company for a finder's fee, brokerage commission or similar payment.

     3.5    GOVERNMENTAL APPROVALS AND FILINGS.

             (a) Except as disclosed in SECTION 3.5 OF THE DISCLOSURE SCHEDULE, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Purchaser is required in connection with the execution, delivery, performance and consummation of this Agreement.

             (b) All Governmental or Regulatory Authority authorizations, consents or similar approval that are a requirement for the consummation of this Agreement have been delivered to the Company.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT

     The Parent hereby represents and warrants to Manley and the Company as follows:

     4.1 ORGANIZATION. The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Parent has full power and authority to enter into and consummate this Agreement and to perform its obligations hereunder.

     4.2 AUTHORITY. The Parent has the full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and consummation by the Parent of this Agreement, and the performance by the Parent of its obligations hereunder, have been duly and validly authorized by the board of directors of the Parent, no other action on the part of the Parent being necessary. This Agreement has been duly and validly executed and delivered by the Parent and constitutes legal, valid and binding obligations of the Parent enforceable against the Parent in accordance with its terms.

     4.3 NO CONFLICTS. The execution, delivery and consummation by the Parent of this Agreement, the performance by the Parent of its obligations under this Agreement will not:

             (a) conflict with or result in a violation or breach of (i) the Certificate of Incorporation of Bylaws of the Parent, or (ii) any term or provision of any Law or Order applicable to the Parent; or

             (b) (i) conflict with or result in a violation or breach of (ii) constitute (with or without notice or lapse of time or both) a default under, or
(iii) request the Parent to obtain any consent, approval or action of, make any filing with or give any notice to, any Person, as a result or under the terms of any contract or license to which Parent is a party or by which any of its assets or properties is bound.

     4.4    GOVERNMENTAL APPROVALS AND FILINGS.

             (a) Except as disclosed in SECTION 4.4 OF THE DISCLOSURE SCHEDULE, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Parent is required in connection with the execution, delivery, performance and consummation of this Agreement.

             (b) All Governmental or Regulatory Authority authorizations, consents or similar approval that are a requirement for the consummation of this Agreement have been delivered to the Company.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

     5.1 CONDITIONS PRECEDENT - GENERAL. The obligations of each of the parties to close the transactions provided for under this Agreement are subject to the fulfillment of each of the following conditions (all or any of which may be waived in whole or in part by the parties, other than a party obligated with respect thereto, in their sole discretion):

             (a) REAL ESTATE AGREEMENT. The Trust and the Purchaser shall have entered into the Real Estate Agreement and closed the purchase and sale of the Real Property in accordance therewith. The closing under the Real Estate Agreement and the Closing under this Agreement shall occur simultaneously and the closing of each such transaction is a condition precedent to the closing of the other.

             (b) ESCROW AGREEMENT. The Company, Manley, the Purchaser and the Escrow Agent shall have entered into the Escrow Agreement.

             (c) REGULATORY APPROVALS. The parties shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement, including without limitation, regulatory approvals required under the HSR Act (if applicable), all notice periods and waiting periods with respect to such approvals shall have passed and all such approvals shall be in effect and receipt of any other governmental regulatory consents and approvals shall have been obtained.

             (d) NO ACTION OR ORDER. No Action or Proceeding shall be pending or threatened before any Governmental or Regulatory Authority seeking to enjoin or restrain the Closing nor shall any party to this Agreement be subject to any Order of any Governmental or Regulatory Authority that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

     5.2 CONDITIONS PRECEDENT - THE PURCHASER. The obligations of the Purchaser to close the transactions provided for under this Agreement are subject to the fulfillment of each of the following additional conditions (all or any of which may be waived in whole or in part by the Purchaser in its sole discretion):

             (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company and Manley contained in this Agreement shall be true and correct in all material respects (except that such representations and warranties that contain materiality qualifiers shall be true in all respects) on and as of the Closing Date as though made as of the Closing Date, and the covenants and agreements to be performed by the Company and Manley on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

             (b) CLOSING DOCUMENTS. On or prior to the Closing Date, the Company and Manley shall have delivered, or be standing ready to deliver at the Closing, all agreements, instruments and documents required to be delivered by the Company and Manley pursuant to SECTIONS 6.2 and 6.3.

             (c) NAME CHANGE. The Company shall have ceased using the names "Life Quotes," "Life Quotes Insurance Services" and "lifequotes.com" (collectively, "LIFE QUOTES NAMES"), shall have changed its legal name to a name dissimilar to the Life Quotes Names, and shall have delivered to Purchaser documents filed with the necessary government office evidencing such name change and any other consent or form necessary for Purchaser to change its name to "Life Quotes, Inc."

             (d) ASSIGNMENT OF DOMAIN NAME. The requirements of SECTION 1.5(d) shall have been satisfied to Purchaser's reasonable satisfaction and the Company shall have caused its domain name, www.lifequotes.com, and all rights relating thereto to be assigned to the Purchaser.

             (e) NON-COMPETITION AGREEMENT. Manley shall have executed the Non-Competition Agreement, the form of which is attached hereto as EXHIBIT B.

             (f) FAIRNESS OPINION. As provided in SECTION 7.3(a) of this Agreement, the Purchaser shall have received the Fairness Opinion satisfactory in form and substance to the Purchaser in its sole and absolute discretion, and the Fairness Opinion shall not have been withdrawn or modified.

             (g) DUE DILIGENCE. As provided in SECTION 7.3(b) of this Agreement, the Purchaser shall have completed a satisfactory due diligence investigation of the Assets, the Business and the Condition of the Business to the extent deemed necessary by the Purchaser in its sole and absolute discretion.

             (h) FINANCING. As provided in SECTION 7.3(c) of this Agreement, the Purchaser shall have obtained financing from third party lenders or investors in order to pay the Purchase Price under the terms of this Agreement on terms satisfactory to the Purchaser in its sole and absolute discretion.

             (i) CLOSING PAYMENT. The Company shall pay to the Purchaser the Closing Payment, if applicable.

             (j) OTHER DOCUMENTS. The Company and Manley shall have provided to the Purchaser such other documents and instruments as the Purchaser or its counsel may reasonably request in connection with the consummation of the transactions in accordance with the terms of this Agreement, including, without limitation any assignments in favor of the Purchaser as may be required by law, contract or otherwise, including, assignments of the Renewals.

     5.3 CONDITIONS PRECEDENT - THE COMPANY AND MANLEY. The obligations of the Company and Manley to close the transactions provided for under this Agreement are subject to the fulfillment of each of the following additional conditions (all or any of which may be waived in whole or in part by the Company or Manley in their sole discretion):

             (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Purchaser and Parent contained in this Agreement shall be true and correct in all material respects (except that such representations and warranties that contain materiality qualifiers shall be true in all respects) on and as of the Closing Date as though made as of the Closing Date, and the covenants and agreements to be performed by the Purchaser and Parent on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

             (b) CLOSING DOCUMENTS. On or prior to the Closing Date, the Purchaser and Parent shall have delivered, or be standing ready to deliver at the Closing, all agreements, instruments and documents required to be delivered by the Purchaser and Parent pursuant to SECTIONS 6.2 and 6.4.

             (c) PAYMENT OF THE PURCHASE PRICE. The Purchaser shall pay to the Company the Purchase Price in accordance with Section 1.3 and Section 6.4.

             (d) OTHER DOCUMENTS. The Purchaser and Parent shall have provided to the Company such other documents and instruments as the Purchaser or its counsel may reasonably request in connection with the consummation of the transactions in accordance with the terms of this Agreement.

                                   ARTICLE VI

                                     CLOSING

     6.1 CLOSING AND CLOSING DATE. The purchase and sale of the Assets under this Agreement shall be closed at a closing (the "Closing"), which shall be held on or before April 1, 2004 (the "Closing Date"), at 10:00 a.m., local time, at the offices of the Purchaser in Darien, Illinois, or on such other date, time and place as the Company and the Purchaser may otherwise agree to in writing. Notwithstanding the foregoing, Purchaser may by written notice to the Company and Manley, extend the Closing Date to a date no later than August 1, 2004. If Purchaser elects to extend the Closing Date, the Purchase Price shall be increased by an amount equal to the sum of (i) interest on $18,395,000 at the rate of 4.5% per annum from April 1, 2004 to the date Closing occurs, and (ii) $5,000 per week for Manley's services from April 1, 2004 to the date Closing occurs. If Closing has not occurred on or before April 1, 2004 (or on or before August 1, 2004 if the Closing Date has been extended by the Purchaser), then this Agreement shall terminate and be null and void and of no force and effect, provided however that the rights and obligations of the parties under Article X of this Agreement shall survive such termination with respect to any breach of a party's representations, warranties and covenants under this Agreement.

     6.2 CLOSING DOCUMENTS - GENERAL. At the Closing, the Company and the Purchaser shall execute and deliver, or cause to be executed and delivered, the following:

             (a) NON-COMPETITION AGREEMENT. Manley, the Purchaser and Parent shall execute and deliver the Non-Competition Agreement, the form of which is attached hereto as EXHIBIT B.

             (b) ESCROW AGREEMENT. Manley, the Company, the Purchaser and the Escrow Agent shall have entered into the Escrow Agreement, the form of which is attached hereto as EXHIBIT C.

             (c) BILL OF SALE AND ASSUMPTION AGREEMENT. The Company and the Purchaser shall execute and deliver the Bill of Sale and Assumption Agreement in the form attached hereto as EXHIBIT D.

             (d) PRELIMINARY SETTLEMENT STATEMENT. Not later than ten (10) days prior to the Closing Date, the Company and Manley shall prepare and deliver to the Purchaser the Preliminary Settlement Statement in accordance with SECTION 1.4(b).

     6.3 CLOSING DOCUMENTS - THE COMPANY AND MANLEY. At the Closing, the Company and Manley shall execute and deliver, or cause to be executed and delivered, the following:

             (a) LEGAL OPINION. The Company shall cause the legal opinion of the Company's counsel to be executed and delivered to the Purchaser in the form attached hereto as EXHIBIT E.

             (b) OFFICER'S CERTIFICATE. The Company shall execute and deliverer to the Purchaser an Officer's Certificate which includes true and correct copies of the Company's currently effective (Articles of Incorporation/Certificate of Incorporation), Bylaws and primary shareholder and director resolutions approving this Agreement and the transaction contemplated hereby in the form attached hereto as EXHIBIT F.

             (c) BUSINESS BOOKS AND RECORDS. The Company shall deliver to the Purchaser the Business Books and Records (originals to the extent available) provided that the Company may, at its sole expense, make and retain copies thereof for general corporate purposes and for purposes of preparing tax returns and other filings required to be made by the Company.

     6.4 CLOSING DOCUMENTS - PURCHASER AND PARENT. At the Closing, the Purchaser shall pay the Purchase Price under Section 1.3 to the Company or to the Company's account (at such bank as may be designated by the Company in a written notice delivered to the Purchaser not less than five (5) days prior to the Closing) in immediately available funds (wire transfer or certified check). In addition, the Purchaser and Parent shall execute and deliver, or cause to be executed and delivered at the Closing, the following:

             (a) LEGAL OPINION. The Purchaser shall cause the legal opinion of the Purchaser's counsel to be executed and delivered to the Company in the form attached hereto as EXHIBIT G.

             (b) OFFICER'S CERTIFICATE. Purchaser shall have delivered to the Company an Officer's Certificate which includes the true and correct copies of the Purchaser's currently effective Certificate of Incorporation, Bylaws, board of director and shareholder resolutions approving this Agreement and the transaction contemplated hereby in the form attached hereto as EXHIBIT H.

                                   ARTICLE VII

                                    COVENANTS

     7.1 PRE-CLOSING AFFIRMATIVE COVENANTS - COMPANY AND MANLEY. During the Interim Period, if a Closing shall have occurred, and subject to the terms and conditions of this Agreement, the Company and Manley shall operate the Business and utilize the Assets in their respective capacities for the benefit of the Purchaser, consistent with past practice. Further, during the Interim Period, the Company and Manley shall:

             (a) keep the Purchaser informed regarding the Assets and the Business and day to day operations pertaining thereto;

             (b) conduct the Business only in the usual and ordinary course of business in accordance with past custom and practice;

             (c) keep in full force and effect the Company's corporate existence and all rights, franchises and intellectual property relating to or pertaining to the Business;

             (d) use best efforts to retain the Company's employees and sales and other agents and preserve its present business relationships, and continue to compensate its employees and sales and other agents in accordance with past custom and practice;

             (e) maintain the Assets in good and customary repair, order and condition and maintain insurance comparable to that in effect on the date of this Agreement; replace in accordance with past practice its inoperable, worn out and obsolete assets with assets of comparable quality; in the event of any casualty, loss or damage to any of the Assets prior to Closing, either repair or replace such assets with assets of comparable quality or, if Purchaser agrees in writing, transfer to Purchaser at Closing the proceeds of any insurance recovery with respect thereto;

             (f) maintain the Company's advertising and marketing campaigns comparable to that in effect on the date of this Agreement and expend at least $70,000 per week on such campaigns consistent with current media and direct mail allocations;

             (g) maintain the Company's books, accounts and records in accordance with past custom and practice as used in the preparation of the Financial Statements and timely file with the appropriate taxing authorities any and all returns required to be filed by it for the periods covered thereby and timely pay all Taxes shown thereon to be due; and

             (h) subject to SECTION 7.5 of this Agreement, permit Purchaser and Parent and their respective employees, agents, accounting and legal representatives and potential lenders and their representatives to have access during normal business hours to its books, records, invoices, contracts, leases, key personnel, independent accountants, property, facilities, equipment and other things related to the Business or the Assets.

     7.2 PRE-CLOSING NEGATIVE COVENANTS - COMPANY AND MANLEY. Prior to the Closing, without the prior written consent of the Purchaser, the Company and Manley shall not:

             (a) directly or indirectly (including through any agent, broker, finder or other third party), offer to sell, merge, consolidate or otherwise dispose of, negotiate for the sale, merger, consolidation or other disposition of, initiate or continue discussions concerning the sale, merger, consolidation or other disposition of, the Company as a whole, or the sale or other disposition of any of its shares of capital stock or any of the Assets (other than in the ordinary course of business); and

             (b) take or omit to take any action, or permit its affiliates to take or omit to take any action, which would reasonably be anticipated to have an adverse effect upon the Business or the Assets.

     7.3 PRE -CLOSING AFFIRMATIVE COVENANTS - PURCHASER AND PARENT. Prior to the Closing, the Purchaser and Parent shall:

             (a) retain Mystic Capital Advisors Group, LLC, for purposes of providing a fairness opinion with regard to the transactions to be consummated pursuant to the terms of this Agreement (the "FAIRNESS OPINION"), which shall be provided as promptly as practicable and at the sole cost, risk and expense of Purchaser and Parent;

             (b) subject to SECTION 7.5, undertake and complete a due diligence review of the Business and the Assets as promptly as reasonably practicable; and

             (c) promptly apply for and diligently pursue financing from third party lenders or investors in order to pay the Purchase Price under the terms of this Agreement.

The Purchaser and Parent shall keep the Company and Manley reasonably informed of the status of the conditions to Closing contained in subsections (f), (g) and
(h) of Section 5.2. If any of the conditions to Closing contained in subsections
(f) or (h) of Section 5.2 are not satisfied, and by reason thereof the Purchaser and Parent terminate this Agreement on or after March 1, 2004, then Parent and the Purchaser shall, jointly and severally, be liable for and shall pay to the Company immediately upon demand, an amount equal to the documented reasonable accounting and legal fees actually incurred by the Company related to the transactions contemplated under this Agreement and the Real Estate Agreement; provided, however, such amount shall not exceed $60,000. The payment obligation of Parent and the Purchaser under the preceding sentence is conditioned upon the Company and Manley having performed in all material respects (except that such representations, warranties or covenants that contain materiality qualifiers shall be true in all respects) their respective obligations under this Agreement and the Real Estate Agreement.

     7.4    POST-CLOSING COVENANTS

             (a) EMPLOYEE MATTERS. The Purchaser anticipates a need for qualified employees of the Company after the Closing and will evaluate employee retention issues in connection with its due diligence investigation and prior to Closing. Purchaser is under no legal obligation to employ any personnel presently or previously employed by the Company. Prior to the Closing Date, Purchaser may, but shall not be required to, offer employment to such persons currently employed by the Company as Purchaser in its sole discretion shall determine. Purchaser shall have the absolute right to establish all terms and conditions of employment, including wages, benefits and benefit plans, for any employees of the Company to whom it chooses to make an offer of employment to be employed by Purchaser. Further, it is expressly agreed that Purchaser is not bound to assume, implement or continue any wages, terms and conditions of employment, benefits or benefit plans which may currently exist for the Company's employees. All such offers of employment shall be on terms and conditions established by the Purchaser and shall be contingent upon employment commencing with the Purchaser only following the Closing Date. The Company agrees not to discourage any individuals who are offered employment or an agency relationship with Purchaser from accepting such employment or agency relationship with Purchaser. Consistent with its 401K plan, the Purchaser shall permit such new employees the opportunity to "roll over" their funds into the Purchaser's 401K plan.

             (b) OPTIONS. From and after the Closing Date, the Parent agrees to use its reasonable best efforts to offer to certain employees of the Company (who are hired by the Purchaser on the Closing Date) the option to purchase an aggregate of 300,000 shares of Parent common stock consistent with EXHIBIT J. Such stock options shall vest over a period of three-years and shall be on terms similar to those terms offered to other employees of Parent.

             (c) MANLEY. From and after the Closing Date and for a period not to exceed one (1) month, if requested by Purchaser, Manley agrees to assist the Purchaser and Parent with the day-to-day operation of the Asset and the Business. Following such one (1) month period and for an additional period of three (3) months, if requested by Purchaser, Manley agrees to consult with the Purchaser and Parent regarding the Assets and the Business, and the operation thereof, including, but not limited to, procuring any licenses or in making any filings as reasonably requested by the Purchaser or Parent and in assisting in any marketing and advertising campaigns; provided however, that Manley shall not be required to devote more than twenty percent (20%) of his time thereto. Manley shall not be entitled to additional compensation for providing such assistance or consulting, provided that all costs and expenses associated with such assistance shall be borne solely by the Purchaser and Parent, and Manley shall be reimbursed for all reasonable out of pocket expenses incurred in connection with the foregoing, including travel, meals, telephone and communication expenses.

             (d) AGREEMENTS. Notwithstanding the Non-Competition Agreement, Manley, the Company, and his spouse and children, either individually or as owners of an entity, together with their respective employees, shall be permitted to sell life insurance products so long as all such insurance products are placed directly through the Parent (or an Affiliate or Associate of Parent) in their capacity as agents of Parent and such placements collectively shall not exceed $2.0 million in annual first-year commissionable premium (such threshold annually increased based on the rate of inflation as specified by the Consumer Price Index for all urban consumers), in accordance with the terms of the agreements in the form attached hereto as EXHIBIT K.

     7.5 DUE DILIGENCE. The Purchaser and Purchaser's officers, employees, representatives, consultants and advisors, at their sole risk, cost and expense
(a) shall have access at reasonable times to the Company's offices and, in a manner so as not to interfere unduly with the operation of the Business, to the Business Books and Records insofar as the Company may do so (i) without violating legal constraints or any legal obligation or waiving any attorney/client work product or like privilege, and (ii) subject to any required consent of any third person, and (b) may, at reasonable times and conduct an inspection of the Business and the Assets; provided however, the Purchaser and Parent, jointly and severally, shall be responsible for any material

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loss, damage or injury directly caused by Purchaser or Parent arising out of or in connection with such access and inspection.

     7.6 COST OF FINANCIAL STATEMENTS. The parties agree that the costs and expenses of the Company's Financial Statements will be borne equally by the Company and the Purchaser. The costs and expenses of the Annual Financial Statement shall be borne by the Purchaser and Parent.

     7.7 SALE AND USE TAXES. The Purchaser shall bear any sales or use taxes arising in connection with the Closing and the purchase and sale of the Assets pursuant to this Agreement.

     7.8 CONFIDENTIALITY. The Purchaser and Parent agree to maintain all information made available to them pursuant to this Agreement confidential and to cause their respective officers, employees, representatives, consultants and advisors to maintain all information made available to them pursuant to this Agreement confidential.

                                  ARTICLE VIII

                                   LIMITATIONS

     8.1 DISCLAIMERS REGARDING WARRANTIES. IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT NEITHER THE COMPANY NOR MANLEY IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, BEYOND THOSE REPRESENTATIONS OR WARRANTIES EXPRESSLY GIVEN IN THIS AGREEMENT, THE REAL ESTATE AGREEMENT OR THE NON-COMPETITION AGREEMENT, AND IT IS UNDERSTOOD THAT, SUBJECT TO SUCH EXPRESS REPRESENTATIONS AND WARRANTIES, PURCHASER AND PARENT TAKE THE ASSETS "AS IS" AND "WHERE IS." WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, THE COMPANY AND MANLEY HEREBY (i) EXPRESSLY DISCLAIM AND NEGATE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (a) THE CONDITION OF THE ASSETS (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIAL), (b) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO PURCHASER AND PARENT REGARDING THE ASSETS OR IN CONNECTION WITH THE DUE DILIGENCE REVIEW CONDUCTED BY PURCHASER AND PARENT UNDER THIS AGREEMENT; (c) THE PRESENT OR FUTURE VALUE OR THE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY, TO BE DERIVED FROM THE ASSETS; or (d) ANY PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR WITH RESPECT TO THE ASSETS, and (ii) NEGATE ANY RIGHTS OF PURCHASER AND PARENT UNDER STATUTES TO CLAIM DIMINUTION OF CONSIDERATION AND CLAIMS BY PURCHASER AND PARENT FOR DAMAGES BECAUSE OF REDHIBITORY VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING THE INTENTION OF THE PARTIES THAT THE ASSETS ARE TO

BE ACCEPTED BY PURCHASER AND PARENT IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

     8.2 RELIANCE. Notwithstanding the foregoing and notwithstanding any right of the Purchaser (whether or not exercised) to investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement and the Real Estate Agreement, the Company and Manley, on the one hand, and the Purchaser and Parent, on the other hand, have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement.

     8.3 DAMAGES. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, THE COMPANY AND MANLEY, ON THE ONE HAND, AND PURCHASER AND PARENT, ON THE OTHER HAND, AGREE THAT THE RECOVERY OF ANY DAMAGES SUFFERED OR INCURRED AS A RESULT OF ANY BREACH BY EITHER PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS HEREUNDER AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE NON-BREACHING PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES) SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS HEREUNDER. PROVIDED, HOWEVER, IF AS A RESULT OF THE BREACH BY A PARTY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS HEREUNDER, INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES ARE AWARDED AGAINST OR PAID BY THE NON-BREACHING PARTY TO ANY THIRD PARTY, THEN IF OTHERWISE ENTITLED TO INDEMNITY HEREUNDER, SUCH NON-BREACHING PARTY SHALL BE ENTITLED TO BE INDEMNIFIED FOR ALL DAMAGES PAYABLE TO THE THIRD PARTY, INCLUDING ALL ACTUAL AND ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES AWARDED AGAINST OR PAID BY THE NON-BREACHING PARTY.

                                   ARTICLE IX

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

     9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements of the Company and Manley, on the one hand, and the Purchaser and Parent, on the other hand, contained in this Agreement hereby survive the execution of this Agreement (a) indefinitely with respect to the representations and warranties contained in Sections 2.2, 2.13, 2.14, 2.18, 2.27, 2.30, 3.2, 3.4, and 4.2 of this

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

Agreement, (b) until ninety (90) calendar days after the fourth anniversary of the Closing Date with respect to matters covered by Sections 2.9, 2.12, 2.22 and
2.24 of this Agreement, (c) until the second anniversary of the Closing Date in the case of all other representations and warranties and any covenant or agreement in this Agreement, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b) or (c) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article X on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article X.

                                    ARTICLE X

                                 INDEMNIFICATION

     10.1   INDEMNIFICATION.

             (a) The Company and Manley, jointly and severally, shall indemnify the Purchaser, Parent and each of its respective officers, shareholders, directors, employees, agents, representatives and Affiliates ("PURCHASER INDEMNIFIED PARTIES") in respect of, and hold each of them harmless from and against, any and all Losses asserted against, imposed upon, suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to directly, indirectly or in connection with (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement (determined in all cases as if the terms "MATERIAL" or "MATERIALLY" were not included therein), (ii) the Benefit Plans, (iii) the Excluded Liabilities, (iv) any Taxes imposed upon Purchaser as a result of the transactions contemplated hereby (other than sales and use taxes provided for under Section 7.7), (v) any claim or other cause of action asserted or brought by an unaffiliated third party that alleges any statement of facts or other circumstances which, if meritorious, would result in or constitute a breach or violation of any of the representations or warranties made by the Company or Manley in this Agreement, (vi) those items listed on SECTION 10.1(a) OF THE DISCLOSURE SCHEDULE and (vii) any action taken by the Company or Manley during the Interim Period with respect to the Assets or the Business that constitutes a breach of either of their respective obligations under this Agreement or under the Real Estate Agreement.

             (b) The Purchaser and Parent, severally and not jointly, agree to indemnify Manley and the Company and the Company's shareholders, directors, officers, employees, agents and Affiliates ("SELLER INDEMNIFIED PARTIES") in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Purchaser or Parent contained in this Agreement (determined in all cases as if the terms "MATERIAL" or "MATERIALLY" were not included therein) and (ii) any Assumed Liability.

             (c) Notwithstanding subsections (a) and (b), the following terms and conditions shall apply to the parties' indemnification obligations under this Agreement:

             (i) The indemnification obligations of the Company and Manley under Section 10.1(a) shall in no event exceed the aggregate amount of the Purchase Price paid under the terms of this Agreement and the purchase price paid under the Real Estate Agreement.

             (ii) Except with respect to the Assumed Liabilities and the Excluded Liabilities, neither the Purchaser Indemnified Parties nor the Seller Indemnified Parties (collectively the "INDEMNIFIED PARTIES" and each individually an "INDEMNIFIED PARTY") shall be entitled to indemnity under this Article X unless the Indemnified Party has delivered a written notice of such Loss on or before the fourth anniversary of the Closing Date.

             (iii) With respect to the Assumed Liabilities and the Excluded Liabilities, the indemnification obligations of the parties under this
       Article X shall continue indefinitely.

             (iv) The indemnity obligations of a party under this Article X shall be reduced to the extent of any amounts actually received by the Indemnified Parties pursuant to the terms of insurance policies (if any) covering such claim.

             (v)   The indemnification obligations of the parties under this
       Article X are subject to the limitations contained in Section 8.3 hereof and shall not include incidental, consequential, indirect, punitive or exemplary Losses or damages.

             (vi) The indemnification provisions in this Article X and the termination rights and remedies provided elsewhere in this Agreement, in the Real Estate Agreement and in the Non-Competition Agreement shall be the exclusive remedies with respect to the transactions contemplated by this Agreement. Notwithstanding the foregoing, the indemnification limitations with respect to time periods and dollar amounts shall not be applicable in the case of any action or claim arising due to fraud on the part of any party to this Agreement.

             (vii) No claim for indemnification hereunder shall be made until the aggregate amount of claims exceeds $5,000, at which point the amount of indemnification hereunder shall apply to all claims, including without limitation, those claims below $5,000.

     10.2 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under Section 10.1 will be asserted and resolved as follows:

             (a) In the event any claim or demand in respect of which an Indemnifying Party might seek indemnity under SECTION 10.1 is asserted against or sought to be collected from such Indemnified Party by a Person other than the Company, the Purchaser, Parent or any Affiliate of the Company, the Purchaser or Parent (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under SECTION 10.1 and whether the Indemnifying Party desires, other than in connection with a Third Party Claim involving Taxes, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

             (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this SECTION 10.2(a)(i), then the Indemnifying Party will have the right to defend, other than in connection with a Third Party Claim involving Taxes, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to SECTION 10.1). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; PROVIDED, HOWEVER, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this
       SECTION 10.2(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and PROVIDED FURTHER, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this SECTION 10.2(a)(i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under SECTION 10.1 with respect to such Third Party Claim.

             (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to SECTION 10.2(a)(i), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period or if the Third Party Claim involves Taxes, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; PROVIDED, HOWEVER, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions this SECTION 10.2(a)(ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this SECTION 10.2(a)(ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable Costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this SECTION 10.2(a)(ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

             (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under SECTION 10.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under SECTION 10.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

             (b)   In the event any Indemnified Party should have a claim under
SECTION 10.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights, hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under SECTION 10.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

             (c) An Indemnified Party shall be entitled to set off against payments such Indemnified Party owes to an Indemnifying Party (including payments owed under this Agreement), the sum of all obligations that such Indemnified Party is entitled to from the indemnifying Party pursuant to this
Article X

                                   ARTICLE XI

                                   DEFINITIONS

     11.1 DEFINITIONS. As used in this Agreement, the following defined terms shall have the meanings indicated below:

     "ACCOUNTS RECEIVABLE" has the meaning ascribed to it in SECTION 1.1(a)(ix).

     "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration, or investigation or audit performed by or to be filed with any Governmental or Regulatory Authority.

     "AFFILIATE" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified.

     "AGREEMENT" means this Asset Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and any other documents delivered by the parties in connection with the transactions contemplated hereto, as the same shall be amended from time to time.

     "ANNUAL FINANCIAL STATEMENT DATE" means December 31, 2003.

     "ANNUAL FINANCIAL STATEMENTS" has the meaning ascribed to it in SECTION
2.6.

     "ARBITRATING ACCOUNTANT" has the meaning ascribed to it in SECTION 1.4(d).

     "ASSETS" has the meaning ascribed to it in SECTION 1.1(a).

     "ASSETS AND PROPERTIES" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "ASSOCIATE" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     "ASSUMED CONTRACTS" has the meaning ascribed to it in SECTION 1.1(a)(iii).

     "ASSUMED LIABILITIES" has the meaning ascribed to it in SECTION 1.2(a).

     "BENEFIT PLAN" means any Plan established by the Company, or any predecessor or Affiliate of the Company, existing on the date hereof or prior thereto, to which the Company contributes or has contributed on behalf of any Employee, former Employee or trustee, or under which any Employee, former Employee or trustee of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "BOOKS AND RECORDS" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Assets and Properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

     "BUSINESS" has the meaning ascribed to it in the forepart of this Agreement.

     "BUSINESS BOOKS AND RECORDS" has the meaning ascribed to it in SECTION 1.1(a)(vii).

     "BUSINESS FORMS AND POLICY STATEMENTS" means any forms used in the conduct of the Business as well as all written policy manuals and other written statements of regulatory compliance.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder or any successor thereto.

     "CLAIM NOTICE" means written notification pursuant to SECTION 10.2(a) of a Third Party Claim as to which indemnity under SECTION 10.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under SECTION 10.2, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

     "CLOSING" has the meaning ascribed to it in SECTION 6.1.

     "CLOSING DATE" has the meaning ascribed to it in SECTION 6.1.

     "CLOSING PAYMENT" has the meaning ascribed to it in SECTION 1.4

      "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "COLLECTED RECEIVABLES" has the meaning ascribed to it in SECTION 1.3.

     "CONDITION OF THE BUSINESS" means the business, condition (financial or otherwise), results of operations, Assets and Properties, liabilities and prospects of the Business, taken as a whole.

     "COMPANY" has the meaning ascribed to it in the forepart of this Agreement.

     "COMPANY FINANCIAL STATEMENTS" has the meaning ascribed to it in SECTION
2.6.

     "CONTRACT" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral), including, without limitation, any insurance policies issued by the Company to any third parties in connection with the Business.

     "DEFINED BENEFIT PLAN" means each Plan, which is subject to Part 3 of Title 1 of ERISA, SECTION 412 of the Code or Title IV of ERISA.

     "DISCLOSURE SCHEDULE" means the record delivered to the Purchaser by the Company herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Company pursuant to this Agreement.

     "DISPUTE PERIOD" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

     "EFFECTIVE DATE" has the meaning ascribed to it in SECTION 1.1(a).

     "EMPLOYEE" means each employee, officer or consultant of the Company engaged primarily in the conduct of the Business.

     "ENVIRONMENTAL LAW" means any Law relating to human health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Material, as in effect from time to time.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ESCROW AGENT" means Zions Bank.

     "ESCROW AGREEMENT" means that certain Escrow Agreement dated as of the Effective Date by and among Manley, the Company, the Purchaser and the Escrow Agent.

     "ESCROWED AMOUNT" has the meaning ascribed to it in SECTION 1.3(a).

     "EXCLUDED ASSETS" has the meaning ascribed to it in SECTION 1.1(b).

     "EXCLUDED LIABILITIES" has the meaning ascribed to it in SECTION 1.2(b).

     "FAIRNESS OPINION" has the meaning ascribed to it in SECTION 7.3(a).

     "FINAL SETTLEMENT STATEMENT" has the meaning ascribed to it in SECTION 1.4(d).

     "FINANCIAL STATEMENTS" means any and all of the financial statements delivered to the Purchaser pursuant to SECTION 2.6.

     "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

     "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations thereunder.

     "HAZARDOUS MATERIAL" means (a) any petroleum or petroleum products. radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs);
(b) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated by any Governmental or Regulatory Authority.

     "INDEBTEDNESS" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

     "INDEMNIFIED PARTY" means any Person claiming indemnification under any provision of ARTICLE X.

     "INDEMNIFYING PARTY" means any Person against whom a claim for indemnification is being asserted under any provision of ARTICLE X.

     "INDEMNITY NOTICE" means written notification pursuant to SECTION 10.2(b) of a claim for indemnity under ARTICLE X by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith of such claim.

     "INTELLECTUAL PROPERTY" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, trade dress, service marks and service mark rights,

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service names and service name rights, brand names, inventions (whether or not patentable and whether or not reduced to practice), processes, formulae, copyrights and copyright rights (including, but not limited to the content of the "lifequotes.com" website), business and product names, corporate names (including, but not limited to the "lifequotes.com" name), logos, slogans, trade secrets, processes, designs, methodologies, computer programs (including all source codes) and related documentation, URLs, technical information, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

     "INTERIM PERIOD" has the meaning ascribed to it in SECTION 1.4.

     "IRS" means the United States Internal Revenue Service.

     "KNOWLEDGE" shall mean the knowledge, after inquiry, of Kenneth L. Manley with respect to the Company.

     "LAW" or "LAWS" means all laws, statutes, rules, regulations, ordinances, standards and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

     "LIABILITIES" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

     "LICENSES" has the meaning ascribed to it in SECTION 1.1(a)(vi).

     "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

     "LIFE QUOTES NAMES" has the meaning ascribed to it in SECTION 5.2(c).

     "LOSS" means any and all demands, claims, actions, causes of action, assessments, liabilities, damages, fines, fees, penalties, deficiencies, losses, Taxes and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other expense or other expenses of litigation or other proceedings or of any claim, default or assessment).

     "MANLEY" means Kenneth L. Manley, the sole shareholder of the Company.

     "NOTICE OF DISAGREEMENT" has the meaning ascribed to it in SECTION 1.4(d).

     "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "PARENT" has the meaning ascribed to it in the forepart of this Agreement.

     "PERSON" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                                       39
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     "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of SECTION 3(3) of ERISA.

     "PRELIMINARY SETTLEMENT STATEMENT" has the meaning ascribed to it in
SECTION 1.4(d).

     "PURCHASE PRICE" has the meaning ascribed to it in SECTION 1.3(a).

     "PURCHASER" has the meaning ascribed to it in the forepart of this Agreement.

     "REAL ESTATE AGREEMENT" has the meaning ascribed to it in the Recitals.

     "REAL PROPERTY" has the meaning ascribed to it in SECTION 2.13.

     "RECEIVABLES AMOUNT" has the meaning ascribed to it in SECTION 1.3.

     "RELEASE" or "RELEASED" has the meaning ascribed to it in SECTION 2.24(b).

     "RENEWALS" has the meaning ascribed to it in SECTION 1.1(a)(xi).

     "RESOLUTION PERIOD" means the period ending thirty (30) calendar days following receipt by an Indemnified Party of a Dispute Notice.

     "SHORTFALL AMOUNT" has the meaning ascribed to it in SECTION 1.3(c).

     "Statement Period" has the meaning ascribed to it in SECTION 1.4(b).

     "TANGIBLE PERSONAL PROPERTY" has the meaning ascribed to it in SECTION 1.1(a)(ii).

     "TAX RETURNS" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

     "TAX OR TAXES" means any and all federal, state, local or foreign taxes or assessments of any kind or nature whatsoever, including any and all net or gross income, franchise, gross receipts, sales, use, alternative or add-on, minimum, employment, real property, personal property, business, capital stock, occupancy, ad valorem, value added, transfer, license, excise, stamp, estimated, withholding, service, payroll, social security, excise, environmental, recording or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any related penalties, charges, interest and other additions to tax or additional amounts with respect thereto.

     "TAXING AUTHORITY" means any and all federal, state, local or foreign authorities empowered to assess or collect Taxes.

     "THIRD PARTY CLAIM" has the meaning ascribed to it in SECTION 10.2(a).

                                       40
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     "TRUST" has the meaning ascribed to it in the Recitals.

     "WORK-IN-PROCESS" has the meaning ascribed to in SECTION 1.1(a)(x).

     11.2 INTERPRETATION. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (e) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company in connection with the Business. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                   ARTICLE XII

                                  MISCELLANEOUS

     12.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) or delivered by a recognized overnight courier service to the parties at the following addresses or facsimile numbers:

     If to the Purchaser or Parent, to:

     Quotesmith.com, Inc.
     8205 South Cass Avenue, No. 102
     Darien, Illinois 60561
     Facsimile: (630) 515-0276
     Attention: Robert S. Bland, Chairman,
                Chief Executive Officer and President

     with a copy to:

     Duane Morris LLP
     227 West Monroe Street
     Suite 3400
     Chicago, Illinois 60606
     Facsimile: (312) 499-6701
     Attention: David J. Kaufman

     If to the Company or Manley, to:

     Kenneth L. Manley
     758 Soda Creek Drive
     Evergreen, Colorado 80439
     Facsimile: (800) 690-6550

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     with a copy to:

     Welborn, Sullivan, Meck & Tooley, P.C.
     821 17th Street
     Suite 500
     Denver, Colorado 80202
     Facsimile: (303) 832-2366
     Attention: John F. Meck

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section (and followed by another method provided herein), be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     12.2 ENTIRE AGREEMENT. This Agreement, the Real Estate Agreement and the Non-Compete Agreement supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

     12.3 EXPENSES. Except as provided in Section 7.3 and Section 7.6, each party shall pay all of its expenses in connection with the preparation, negotiation and execution of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement.

     12.4 PUBLIC ANNOUNCEMENTS. The Company, on the one hand, and the Purchaser, on the other hand, will not issue or make any reports, statements or releases to the public or generally to the employees, or other Persons to whom the Company provides services in connection with the Business or with whom the Company otherwise has business relationships in connection with the Business with respect to this Agreement or the transactions consummated hereby without the consent of the other; provided, however, that the Parent may make such public announcements as it deems reasonable in its sole discretion in order to comply with any applicable law, including securities laws. The Company, on the one hand, and the Purchaser, on the other hand, will also use reasonable efforts to obtain the other party's prior approval of any press release to be issued immediately following the execution of the Agreement and the Real Estate Agreement.

     12.5 CONFIDENTIALITY. During the term of this Agreement, Purchaser and Parent shall maintain the confidentiality of all information and materials received by them, except for the approved press release referenced in Section
12.4 and any information required to be disclosed pursuant to applicable Law. During the term of this Agreement, the Company and Manley shall

                                       42
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maintain the confidentiality of all information and materials regarding the transactions contemplated hereby and all information and materials regarding the Purchaser, Parent and their respective Affiliates except for any information required to be disclosed pursuant to applicable Law.

     12.6 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in anyone or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     12.7 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     12.8 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article X.

     12.9 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that the Purchaser or Parent may assign any or all of its respective rights, interests and obligations hereunder (including without limitation its respective rights under Article X) to a wholly-owned subsidiary of Parent. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective legal heirs, beneficiaries, successors and permitted assigns.

     12.10 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     12.11 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     12.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Illinois applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

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     12.13  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT
SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, ORAL OR WRITTEN STATEMENT, OR OTHER ACTION OF ANY SUCH PARTY.

     12.14 COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A signed facsimile copy of this Agreement shall be deemed an original for all purposes.

     12.15 PREPARATION AND REVIEW OF AGREEMENT. Each of the parties hereto agree that this Agreement has been thoroughly reviewed by its respective choice of counsel and, in the event of an ambiguity or conflict in the terms hereof, there shall be no presumption against the Parent, Purchaser or their counsel as the drafters hereof.


                            [Signature page follows]

     WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer or signatory of each party as of the date first above written.

                                LIFE QUOTES, INC.


                                By:   /s/ Kenneth L. Manley
                                   --------------------------------------------
                                     Kenneth L. Manley, President

                                KENNETH L. MANLEY

                                      /s/ Kenneth L. Manley
                                -----------------------------------------------

                                LIFE QUOTES ACQUISITION, INC.


                                By:   /s/ Robert S. Bland
                                   --------------------------------------------
                                     Robert S. Bland, President

                                QUOTESMITH.COM INC


                                By:   /s/ Robert S. Bland
                                   --------------------------------------------
                                     Robert S. Bland, Chairman, Chief Executive
                                     Officer and President

                                       45